UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2016

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Directors Not Standing for Re-election

(b) On April 27, 2016, R. Richard Fontaine notified the Board of Directors (the "Board") of GameStop Corp. (the "Company") that he has decided to decline to stand for re-election at the Company’s 2016 Annual Meeting. Mr. Fontaine has served as a member of the Board since 2001. Mr. Fontaine served as Chief Executive Officer of our predecessor companies from November 1996 to February 2002, and he was our Chairman of the Board and Chief Executive Officer from GameStop’s predecessor company’s initial public offering in February 2002 until August 2008. He served as our Executive Chairman of the Board from August 2008 until June 2010 and as our Chairman International from June 2010 until March 2013.

Mr. Fontaine will continue to serve as a director until the 2016 Annual Meeting. Mr. Fontaine's decision not to stand for re-election at the 2016 Annual Meeting marks his retirement from the Board after many years of distinguished service and is not the result of any disagreement with the other Board members or with management.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release issued by GameStop Corp., dated May 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: May 2, 2016	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer